                                                                    Exhibit 23.4

[logo]
ERNST AND YOUNG

        o Statsautoriserte revisorer        o Revisornr. og Organisasjonsnr.:
                                              NO 810 718 722
           Ernst & Young AS
           Tullins gate 2                     Tel. +47 2203 6000
           Postboks 6834 St. Olavs plass      Fax  +47 2211 0095
           N-0130 Oslo

            Medlemmer av Norges Statsautoriserte Revisorers Forening




Consent of independent auditors


We consent to the inclusion in this Registration Statement on Form S-1 of our auditors report dated March 29, 1995 and April 22, 1996, on our audit of the financial statements of Nortelco AS and its subsidiaries for the financial years 1994 and 1995. We also consent to the reference to our firm under the captions "Selected Financial Data" and "Experts".



Oslo, January 14, 1997
ERNST & YOUNG AS



/s/ Erland Stenberg

Erland Stenberg
State Authorized Public Accountant (Norway)







                    o Arendal, Bergen, Bodo, Bo, Drammen, Eegersund, Finnsnes, Harstad, Holmestrand, Horten, Kongsbrg, Kragero, Kristiansand, Larvik, Lillehammer, Mo i Rana, Moss, Narvik, Notodden, Oslo, Otta, Porsgrunn/Skien, Sandefjord, Sandnessjoen, Sortland, Stavanger, Tromso, Trondheim, Tonsberg, Vikersund, Alesund